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                                                                    EXHIBIT 10.3

                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, made as of June 30, 2000 is by and between MindArrow Systems, Inc., a Delaware corporation and successor to eCommercial.com, Inc. (the "Company"), and Thomas J. Blakeley (the "Consultant").

In consideration of the mutual covenants contained in this Agreement, the Company and Consultant hereby agree as follows:

CANCELLATION OF PRIOR EMPLOYMENT AGREEMENT

The employment agreement dated September 28, 1999 between Company and Consultant is hereby deemed null and void in its entirety and is replaced in full by this subject agreement.

1.  TERM

   1.1 Term. The term of this Agreement shall be for a minimum term of two years and three months years commencing on June 30, 2000 (the "Term"). Thereafter, the Agreement shall automatically renew each year for a term of one
(1) year, unless either party provides written notice to the other at least ninety (90) days prior to the expiration of the term. Provided that in the event of a "change in control" as defined in the written "Change In Control Agreement," the Change In Control Agreement shall supercede this Agreement.

   1.2 Office and Support. Consultant shall be provided an office and support staff, including but not limited to secretarial services, at the Company's principal place of business.

2.  DUTIES OF THE CONSULTANT

   2.1 Title. Although not an employee of the Company, Consultant shall have the title of Co-Founder and Co-Chairman of the Board of Directors of MindArrow Systems, Inc.

   2.2 Duties. Consultant shall have the responsibilities and authority as established by the Board of Directors and as may from time to time be assigned to Consultant by the Board of Directors of Company. Consultant will report to the Board of Directors, or such officer(s) of the Company designated by the Board of Directors.

   2.3 Extent of Duties. Consultant shall devote sufficient time to perform the duties set forth in this Agreement. Company specifically acknowledges that Consultant may have clients, investments, volunteer work, political activities and other involvements that are not directly related to the Company, and may fulfill his responsibilities to such other commitments at Consultant's discretion.

   2.4 Non-Disclosure of Confidential Information. Consultant has previously signed the Company's written Confidentiality and Non-Solicitation Agreement, a copy of which is attached for reference as Exhibit 1. Consultant shall at all times abide by the terms of such agreement.


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   2.5  Inventions. Consultant has previously signed the Company's written
Inventions Agreement, a copy of which is attached for reference as Exhibit 2. Consultant shall at all times abide by the terms of such Agreement.

3. COMPENSATION AND BENEFITS

   3.1 Base Compensation. As compensation for services rendered under this Agreement, the Consultant shall receive a base consulting fee during the first year of this Agreement at the annual rate of $284,000. On or before October 1, 2000, and each year thereafter, the Board of Directors shall review and adjust Consultant's base consulting fee in consideration of Consultant's performance. This base consulting fee and other compensation shall not be decreased during the term of this Agreement without the prior written consent of the Consultant, and, if increased, the base consulting fee and other compensation shall not be decreased thereafter. Consultant's fees shall be paid bi-monthly.

   3.2 Bonus. As additional performance-based compensation, and should the Company have an approved profit-sharing plan, Consultant shall participate in "Tier 1" of the Company-wide Profit-sharing Plan, as follows:


      The Bonus Pool amounts to the 20% of the Company's quarterly Operating Income. The Pool will be distributed to employees actively employed by the Company on the last day of the month following the close of a fiscal quarter, as follows:

                         Level 1  =  40% of the Pool
                         Level 2  =  25% of the Pool
                         Level 3  =  15% of the Pool
                         Level 4  =  12% of the Pool
                         Level 5  =  8% of the Pool


Consultant shall receive an amount equal to 46% of Level 1 amount.

      Each of Levels 2 through 5 shall be allocated ratably among members of each Level, except that the individual share of any Level shall not be higher than in higher levels. In the event that a lower-level employees' share is calculated as higher than a next higher Level, then each of the two levels shall be taken together as one. Incentive Bonuses shall be paid quarterly and shall be reconciled annually in the event of any returns or credits.

   3.3  Benefits. Consultant shall be entitled to the following benefits:

     3.3.1  Health Insurance Benefits. Company will continue to provide
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insurance for medical, dental, and vision coverage for Consultant and
Consultant's dependents. Company shall pay the premiums for such coverage.

     3.3.2  Disability Insurance. Company shall provide Consultant with
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disability insurance to provide coverage at the rate of sixty percent (60%) of
Consultant's base compensation in the event that Consultant becomes permanently disabled.

     3.3.3  Life Insurance. Company shall continue to make payments to
            --------------
Consultant for the


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payment by Consultant of a term life insurance policy with a death benefit of
$1,000,000 for the benefit of Consultant's designated beneficiary(ies) through the term of this Agreement.

     3.3.4  Vacation and Holidays. Consultant shall not accrue additional fees
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for vacation or holidays.  However, the Company acknowledges that four weeks of vacation per year and all legal holidays are allowable personal days for Consultant, and such personal days shall not cause a breach of Section 2.3 herein.

     3.3.5  Additional Benefits. In addition to the benefits set forth above,
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and to the extent permitted by law, Consultant shall be entitled to participate in Company benefit plans, including any retirement, pension, or profit-sharing plans developed which may hereafter be adopted by Company such that Consultant shall have the same rights and privileges to participate in such plans and benefits as other executives or employees during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation provided for in Section 3.1.

   3.4 Business Expenses. All corporate travel, hotels, meals and other business expenses incurred on behalf of the Company, including reasonable cellular telephone charges, will be reimbursed by the Company. Itemization and business expense forms with original receipts will be turned in monthly for reimbursement. Consultant will receive a base car allowance of $750 per month. In addition, Company shall pay for gas, maintenance, and other auto expenses incurred on behalf of Company.

4. TERMINATION OF EMPLOYMENT

   4.1 Termination by Company. The Consultant's employment hereunder may be terminated by Company under the following circumstances:

     4.1.1 Death of Consultant. This Agreement shall terminate automatically without notice upon the death of Consultant.

     4.1.2 Disability. This Agreement shall not terminate upon the temporary disability of the Consultant, but the Company may terminate this Agreement upon the permanent disability of the Consultant. Consultant shall be permanently disabled if: (1) he is disabled as defined in a disability insurance policy purchased by or for the benefit if the Consultant; or (2) he is unable because of a medical, physical, or mental condition to perform substantially all of his duties for 9 consecutive months for Company that he performed prior to such incapacitation.

     4.1.3 With Cause. Company may terminate Consultant's employment at any time for "cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Consultant's employment hereunder upon the following: (1) the willful and continued failure by the Consultant substantially to perform his duties hereunder (other than failure resulting from the Consultant's incapacity due to physical or mental illness); or (2) the willful engaging by the Consultant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the part of the Consultant shall be considered "Willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause without (i)


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reasonable notice to the Consultant setting forth reasons for the Company's intention to terminate of Cause and granting Consultant 90 days to cure or remedy (if possible) the reasons for termination; (ii) an opportunity for the Consultant, together with his counsel, to be heard before the Board, and (iii) delivery to the Consultant of a Notice of Termination as defined in section 4.2 hereof from the board finding that in the good faith opinion of the Board the Consultant was guilty of misconduct set forth above in clause (1) or (2) of the preceding paragraph and was unable to cure or remedy the reasons for termination, and specifying the particulars thereof in detail.

     4.1.4 Without Cause. The Company may terminate Consultant's employment without cause or reason upon ninety (90) days written notice following a majority vote of the Board of Directors and subject to the provisions below, including the terms of paragraph 4.6 herein.

   4.2 Termination By Consultant. The Consultant's employment hereunder may be terminated by Consultant under the following circumstances:

     4.2.1 Resignation For Good Reason. Consultant may resign upon Fifteen (15) days written notice for "good reason." For purposes of this provision, "good reason" shall exist if any other the following have occurred at any time within 180 days of Consultant's notice:

          (i) Company makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of Company, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of 30 days or more, or Company seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Company or any material party of its assets; or

          (ii) there are material changes in Consultant's titles, duties, or responsibilities without his express written consent; or

          (iii) the Company fails to pay Consultant the compensation and benefits required under this Agreement.

     4.2.2 For Other Than Good Reason. Consultant may resign "at-will" or for any reason other than "good reason" upon Ninety (90) days written notice to Company.

   4.3 Notice of Termination. Any terminations of the Consultant's services by the Company or by the Consultant shall be communicated by written notice. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

   4.4 Date of Termination. "Date of Termination" shall mean (i) if the Consultant's employment is terminated by his death, the date of his death; and
(ii) if the Consultant's employment is terminated for any other reason, the date on which a Notice of Termination is received by Company or Consultant.

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   4.5  Payment of Upon Termination or Resignation. Upon termination or resignation for any reason, Consultant shall receive all compensation earned through the termination. Consultant shall also be reimbursed for all reasonable expenses incurred through the Date of Termination.

   4.6 Compensation through Term. In the event that Consultant is terminated by the Company for reasons other than death, permanent disability (as defined above) or for Cause, Company shall continue to pay Consultant's fees and earned bonuses through the end of the Term. In addition, all unvested stock options shall become fully vested.

     4.6.1 In the event Consultant is terminated because of permanent disability of the Consultant as described in Section 3.1(b) Consultant shall be entitled to receive all compensation payable up to the Date of Termination notwithstanding his temporary or permanent disability; any such payment however, shall be reduced by disability insurance benefits, if any, paid to Consultant under policies (other than group policies) for which Company pays all premiums and Consultant is the beneficiary.

   4.7 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Company or Consultant may be entitled, either at law, equity, or under this Agreement.

5. INDEMNIFICATION

   5.1 Indemnification. To the fullest extent permitted by applicable law, Company agrees to indemnify, defend and hold Consultant harmless from any and all claims, actions, costs, expenses, damages and liabilities, including without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with activities of Company, or other agents in connection with and within the scope of this Agreement or by reason of the fact that he is or was a director or officer of Company or any affiliate of Company. To the fullest extent permitted by applicable law, Company shall advance to Consultant expenses of defending any such action, claim or proceeding. However, Company shall not indemnify Consultant or defend Consultant against, or hold him harmless from, any claims, damages, expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Consultant. For purposes of this paragraph, no act, or failure to act, on the part of the Consultant shall be considered "Willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Company. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

6. INDEPENDENT CONTRACTOR STATUS

   6.1 The parties intend Consultant to be an independent contractor in the performance of these services. Consultant is not an employee, agent, partner, or joint venturer of or with Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Consultant and Company or any employee or agent of Consultant.

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   6.2  Consultant shall have the right to control and determine the method and means of performing the above services; Company shall not have the right to control or determine such method or means, being interested only in the results obtained, and having the general right of inspection and supervision in order to secure the satisfactory completion of such services.

   6.3 Consultant and Company agree that Consultant is not an employee for state or federal tax purposes. Consultant shall be solely responsible for the payment of withholding taxes, FICA, Medicare, disability, and other such tax deductions on any earnings or payments made and Company shall withhold no such payroll tax deductions from any payments due. Consultant agrees to defend, indemnify hold harmless Company from any claim or assessment by any taxing authority arising from this paragraph.

   6.4 Consultant is not entitled to worker's compensation benefits or unemployment compensation benefits provided by Company. Consultant shall be solely responsible for the payment of his/her worker's compensation, unemployment compensation, and other such payments. Company will not pay for worker's compensation for Consultant. Company will not contribute to a state unemployment fund for Consultant, and Company will not pay the federal unemployment tax for Consultant.

   6.5 Consultant and Company agree that Consultant shall not be subject to the provisions of any personnel policy or rules and regulations applicable to employees, as the Consultant shall fulfill his responsibility independent of and without supervisory control by Company.

7.  GENERAL PROVISIONS

   7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   7.2 Entire Agreement. This Agreement supersedes any and all other Agreements whether oral or in writing between the parties.

   7.3 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon Company, any successor in interest to all or substantially all of the business and/or assets of the Company, and the heirs, administrators, successors and assigns of Consultant. Except as provided in the preceding sentence, the rights and obligation of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

   7.4 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

If to Consultant:                          If to Company:
Thomas J. Blakeley                         MindArrow Systems, Inc.
2923 Via San Gorgonio                      101 Enterprise, Ste. 340
San Clemente, California 92672             Aliso Viejo, CA 92656

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                                           Attn: Human Resources


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

   7.5 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

   7.6 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

   7.7 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Company or Consultant of any obligation accruing or arising prior to such termination.

   7.8 Amendments. This Agreement may be amended only by written agreement of both Company and Consultant.

   7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

   7.10 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

   7.11 Conflicts With Change in Control Agreement. For any provision of this agreement which conflicts with any provision of Consultant's Change in Control Agreement, the provision of this Agreement shall take precedence.


"COMPANY"                                     "CONSULTANT"

MindArrow Systems, Inc.

____________________________________          ________________________________
President                                     Thomas J. Blakeley